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                                                              EXHIBIT 10.2














                       O.N.E. COLOR COMMUNICATIONS, LLC
                             OPERATING AGREEMENT
                                 May 1, 1998




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                              TABLE OF CONTENTS

                                                                         Page


ARTICLE I   DEFINITIONS                                                    1


ARTICLE II   FORMATION OF COMPANY; MEMBERSHIP INTERESTS                    4

2.1     Formation                                                          4
2.2     Name                                                               4
2.3     Principal Place of Business                                        5
2.4     Registered Office and Registered Agent                             5
2.5     Term                                                               5
2.6     Certificates of Membership Interests                               5
2.7     Certificates                                                       5
2.8     Transfer of Certificates                                           5
2.9     Lost, Stolen, Destroyed or Mutilated Certificates                  6
2.10    Regulations Relating to Shares                                     6
2.11    Holders of Record                                                  6


ARTICLE III   BUSINESS OF COMPANY                                          6

3.1     Permitted Businesses                                               6


ARTICLE IV   NAMES AND ADDRESSES OF MEMBERS                                6


ARTICLE V   RIGHTS AND DUTIES OF BOARD OF MANAGERS                         7

5.1     Management                                                         7
5.2     Number, Election, Tenure and Qualifications                        7
5.3     Regular Meetings; Notice                                           8
5.4     Special Meetings; Notice                                           8
5.5     Manner of Acting                                                   8
5.6     Presumption of Assent                                              8
5.7     Certain Powers of Managers                                         9
5.8     Managers Have No Exclusive Duty to Company                        10
5.9     Bank Accounts                                                     10
5.10    Resignation                                                       10
5.11    Removal                                                           10
5.12    Vacancies                                                         10


ARTICLE VI   OFFICERS                                                     11
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6.1     Officers of the Company                                           11
6.2     Election Managers and Term of Office                              11
6.3     Removal                                                           11
6.4     Vacancies                                                         11
6.5     Chairman                                                          12
6.6     President                                                         12
6.7     The Vice Presidents                                               13
6.8     The Treasurer                                                     13
6.9     The Secretary                                                     14
6.10    Assistant Treasurers and Assistant Secretaries                    14
6.11    Salaries                                                          14
6.12    Delegation of Duties                                              15


ARTICLE VII   MEETINGS OF MEMBERS                                         15

7.1     Meetings                                                          15
7.2     Place of Meetings                                                 15
7.3     Notice of Meeting                                                 15
7.4     Record Date                                                       15
7.5     Quorum                                                            16
7.6     Manner of Acting                                                  16
7.7     Proxies                                                           16
7.8     Action by Members Without a Meeting                               16
7.9     Waiver of Notice                                                  17


ARTICLE VIII   STANDARD OF CARE AND INDEMNIFICATION OF MANAGERS,
OFFICERS AND EMPLOYEES                                                    17

8.1     Standard of Care                                                  17
8.2     Indemnification of Managers. Officers and Employees               17


ARTICLE IX   RIGHTS AND OBLIGATIONS OF MEMBERS                            17

9.1     Limitation of Liability                                           17
9.2     List of Members                                                   17
9.3     Company Books                                                     18
9.4     Priority and Return of Capital                                    18
9.5     Resignation                                                       18


ARTICLE X   CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS             18

10.1    Initial Capital Contributions                                     18
10.2    Additional Capital Contributions                                  19
10.3    Capital Accounts                                                  19

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ARTICLE XI   ALLOCATIONS. INCOME TAX. ELECTIONS AND REPORTS               20

11.1    Allocations of Net Profits and Net Losses                         20
11.2    Special Allocations to Capital Accounts                           20
11.3    Distributions                                                     23
11.4    Accounting Principles                                             24
11.5    Interest on and Return of Capital Contributions                   24
11.6    Loans to Company                                                  24
11.7    Accounting Period                                                 24
11.8    Records and Reports                                               24
11.9    Returns and Other Elections                                       25
11.10   Tax Matters Partner                                               25


ARTICLE XII   RESTRICTIONS ON TRANSFERABILITY                             25

12.1    Restriction on Transfer of Membership Interests                   25
12.2    Voluntary Sales                                                   26
12.3    Sale of Membership Interests Upon Death, Bankruptcy, Dissolution  27
12.4    Effectiveness of Transfer                                         28
12.5    Vote on Transfer                                                  28


ARTICLE XIII   ADDITIONAL MEMBERS                                         28

13.1    Admission of New Members                                          28
13.2    Allocations to New Members                                        28


ARTICLE XIV   DISSOLUTION AND TERMINATION                                 29

14.1    Dissolution                                                       29
14.2    Winding Up                                                        29
14.3    Distribution of Assets Upon Winding Up                            30
14.4    Articles of Dissolution                                           30


ARTICLE XV   MISCELLANEOUS PROVISIONS                                     31

15.1    Notices                                                           31
15.2    Application of California Law                                     31
15.3    Waiver of Action for Partition                                    31
15.4    Amendment                                                         31
15.5    Execution of Additional Instruments                               31
15.6    Construction                                                      31
15.7    Headings                                                          31
15.8    Waivers                                                           32
15.9    Rights and Remedies Cumulative                                    32
15.10   Severability                                                      32
15.11   Heirs, Successors and Assigns                                     32
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15.12   No Third Party Beneficiaries                                      32
15.13   Counterparts                                                      32
15.14   Dispute Resolutions                                               32
15.15   Investment Representations                                        35
15.16   Execution of Notes, Checks, Contracts and Other Instruments       36


SIGNATURE PAGE                                                            36

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                             OPERATING AGREEMENT

THIS OPERATING AGREEMENT is made and entered into this first day of May, 1998, among MATTONE HOLDING CORP. ("Mattone") and O.N.E. COLOR COMMUNICATIONS, INC. ("O.N.E., Inc.") (together, the "Members").

WHEREAS, the Members have formed a limited liability company under the Beverly-Killea Limited Liability Company Act. The Articles of Organization of the Company filed with the California Secretary of State on April 27, 1998 are hereby adopted and approved by the Members.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a) The "Articles" shall mean the Articles of Organization of the Company as filed by the organizer of the Company with the California Secretary of State, as the same may be amended from time to time.

(b)  "Board of Managers" has the meaning set out in Section 5.1.

(c) "California Act" shall mean the Beverly-Killea Limited Liability Company Act at California Corporations Code Sec. 17000, et seq. as the same may be amended from time to time.

(d) "Capital Account" as of any given date shall mean the Capital Contributions to the Company by a Member as adjusted up to the date in question pursuant to Article X.

(e) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made. "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company pursuant to this Operating Agreement.

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(f)  "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

(g)  "Company" shall refer to O.N.E. Color Communications, LLC

(h) "Deficit Capital Account" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the debit to such Capital Account for the items described in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Deficit Capital Account is intended to comply with the provision of Treasury Regulations 1.704-1(b)(2)(ii)(d), and will be interpreted consistently with those provisions.

(i) "Distributable Cash" shall mean all cash, revenues and funds received by the Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders;
(ii) all cash expenditures incurred in the normal operation of the Company's business; and (iii) such reserves as the Managers or their designees deem reasonably necessary for the proper operation of the Company's business.

(j) "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

(k) "Fiscal Year" shall mean the Company's fiscal year, which shall end on September 30 each year.

(l) "Majority Interest" shall mean the affirmative vote of Members holding more than fifty percent (50%) of the aggregate Percentage Interests in the Company.

(m) "Manager" shall mean one or more members of the Board of Managers of the Company. References to the Managers in the singular or as him, her, it, itself or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

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(n)  "Member" shall mean, in connection with the formation of the Company, each of the parties who executes a counterpart of this Operating Agreement as a Member and, after the formation of the Company, each of the parties who may be admitted as a Member in accordance with Section 13.1 of this Operating Agreement.

(o) "Membership Interest" shall mean a Member's entire interest in the Company, including the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement and the California Act.

(p) "Membership Interest Agreement" shall mean the Asset Purchase and Membership Interest Agreement dated as of February 24, 1998 among Mattone, KC, Stephen Kozel, Kim Fogarty, Thomas Kozel, Peter Kozel and the Company, as the same may be amended from time to time.

(q) "Net Losses" shall mean, for each Fiscal Year, the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the accrual method of accounting and as reported, separately or in the aggregate, as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any expenditures described in Section 705(a)(2)(B) of the Code.

(r) "Net Profits" shall mean, for each Fiscal Year, the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the accrual method of accounting and as reported, separately or in the aggregate, as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any income described in Section 705(a)(l)(B) of the Code.

(s) "Reserves" shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

(t)  "Offered Membership Interests" has the meaning set forth in Section
12.2(a).

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(u)  "Offering Member" has the meaning set forth in Section 12.2(a).

(v)  "Resignation" has the meaning set out in Section 9.5.

(w) "Operating Agreement" shall mean this Operating Agreement as originally executed and as amended from time to time.

(x) "Percentage Interest" shall mean for any Member, the percentage of Membership Interest in the Company as set forth on Exhibit A, as the same may be changed from time to time upon the acquisition or disposition of Membership Interests, the redemption of Membership Interests, or the addition on deletion of Members.

(y) "Person" shall mean any individual or entity, and their heirs, executors, administrators, legal representatives, successors and assigns where the context so permits.

(z) "Transferring Member" shall mean (i) any Member who sells, assigns, pledges, hypothecates, transfers, exchanges or otherwise transfers for consideration all or any portion of his Membership Interest or (ii) any Member who gifts, bequeaths or otherwise transfers for no consideration (by operation of law or otherwise, except with respect to bankruptcy) all or any part of his Membership Interest.

(aa) "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.
Capitalized terms used herein and not defined herein shall have the respective meanings given to those terms in the Membership Interest Agreement.


                                  ARTICLE II
                  FORMATION OF COMPANY; MEMBERSHIP INTERESTS

2.1 Formation. O.N.E. Color Communications, LLC has been organized as a California limited liability company by executing and delivering the Articles to the California Secretary of State in accordance with and pursuant to the California Act. The Articles are attached hereto as Exhibit A.

2.2   Name.  The name of the Company is O.N.E. Color Communications, LLC

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2.3   Principal Place of Business.  The principal place of business of the
Company shall be 1001 42nd Street, Oakland, California, 94608. The Company may locate its place of business at any other place or places as the Board of Managers may deem advisable.

2.4 Registered Office and Registered Agent. The company's initial registered office shall be 1001 42nd Street, Oakland, California, 94608 and the name of its initial agent for service of process shall be Stephen Kozel.

2.5 Term. The term of the Company shall expire and the Company shall dissolve on April 30, 2048 pursuant to its Articles of Organization unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the California Act.

2.6 Certificates of Membership Interests. The Board of Managers of the Company may make such rules and regulations as they may deem appropriate concerning the issuance and registration of Membership Interests in the Company. The Board of Managers may authorize the issuance of any Membership Interest without certificates. Such authorization shall not affect Membership Interests already represented by certificates until they are surrendered to the Company.

2.7 Certificates. If the Board of Managers authorizes the issuance of certificates, such certificate or certificates shall be in such form as the Board of Managers may from time to time prescribe, and signed (in facsimile or otherwise as permitted by law) by the President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, which shall represent the number of Membership Interests owned by such holder. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may (or may not) as determined by the Board entitle the holder thereof to voting, dividends or other rights of Members.

2.8 Transfer of Certificates. If the Board of Managers authorizes the issuance of certificates, transfers of Membership Interests of the Company shall be made on the books of the Company only upon surrender to the Company of the certificate or certificates for such Membership Interests properly endorsed by the holder or by his assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Company, in accordance with regular commercial practice.

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2.9   Lost, Stolen, Destroyed or Mutilated Certificates. New certificates for
Membership Interests may be issued to replace certificates lost, stolen, destroyed or mutilated upon such conditions as the Board of Managers may from time to time determine.

2.10 Regulations Relating to Membership Interests. The Board of Managers shall have power and authority to make all such rules and regulations not inconsistent with the Operating Agreement as it may deem expedient concerning the issue, transfer and registration of certificates representing Membership Interests of the Company.

2.11 Holders of Record. The Company shall be entitled to treat the holder of record of any Membership Interests of the Company as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Membership Interests on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


                                 ARTICLE III
                             BUSINESS OF COMPANY

3.1   Permitted Businesses.  The business of the Company shall be to:

(a)  engage in the business of  graphic arts ; and

(b) to carry on any other lawful business or activity in connection with the foregoing or otherwise, and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the California Act may have and exercise.


                                  ARTICLE IV
                        NAMES AND ADDRESSES OF MEMBERS

The names and addresses of the initial Members are as follows:


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NAME                                        ADDRESS
----                                        -------

Mattone Holding Corp.                       c/o Matthews International
                                            Corporation
                                            Two NorthShore Center
                                            Pittsburgh, PA 15212
                                            Attn.:  President

O.N.E. Color Communications, Inc.           c/o Stephen Kozel
                                            1001 42nd Street
                                            Oakland, CA  94608


                                  ARTICLE V
                    RIGHTS AND DUTIES OF BOARD OF MANAGERS

5.1 Management. The business, property and affairs of the Company shall be managed exclusively by its "Board of Managers". Except for situations in which the approval of the Members is expressly required by this Agreement, the Board of Managers shall have full, complete and exclusive authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business and objectives. No one Manager may take or effect any action on behalf of the Company or otherwise bind the Company in the absence of a formal delegation of authority by the Board of Managers to such Manager. Unless authorized to do so by this Operating Agreement or by the Managers of the Company, no Member, officer, employee, attorney-in fact or other agent shall have any power or authority to bind the Company.

5.2 Number, Election, Tenure and Qualifications. The number of Managers which shall constitute the first Board of Managers shall be two (2). Thereafter, the number of Managers of the Company shall be fixed from time to time by the Members owning a Majority Interest, subject to the requirements of the Membership Interest Agreement. In no instance shall there be less than one (1) Manager. Subject to the requirements of Section 10.02 of the Membership Interest Agreement, Managers shall be elected by the vote of a Majority Interest of the Members. Each Manager shall hold office until his successor shall have been elected and qualified. Managers need not be Members of the Company.

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5.3   Regular Meetings; Notice.  Regular meetings of the Board of Managers shall be held at such time and place as shall be designated by the Board of Managers from time to time. Notice of such regular meetings shall not be required, except as otherwise expressly required herein or by law, and except that whenever the time or place of regular meetings shall be initially fixed and then changed, notice of such action shall be given promptly by telephone or otherwise to each Manager not participating in such action. Any business may be transacted at any regular meeting.

5.4 Special Meetings; Notice. Special meetings of the Board of Managers may be called at any time by the Board itself, or by the chairman or the president, or by at least one-fourth of the Managers, to be held at such place and day and hour as shall be specified by the person or persons calling the meeting. Notice of every special meeting of the Board of Managers shall be given by the Secretary to each Manager at least two days before the meeting. Any business may be transacted at any special meeting regardless of whether the notice calling such meeting contains a reference thereto, except as otherwise required by law.

5.5 Manner of Acting. The Board of Managers shall meet at least once each calendar year. The Managers may designate any place, either within or outside the State of California, as the place of meeting for any meeting of Managers. If no designation is made, the place of meeting shall be the principal place of business of the Company. A majority of the Board of Managers shall constitute a quorum at meetings of the Board of Managers. If a quorum is present, the affirmative vote of a majority of those in attendance shall constitute the act of the Board of Managers, unless the vote of Members is otherwise required by this Operating Agreement, the California Act or the Articles. Any Manager may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by means of such equipment shall constitute presence in person at such meeting. Action may be taken without a meeting if the action is evidenced by one or more written consents signed by each Manager.

5.6 Presumption of Assent. Minutes of each meeting of the Board shall be made available to each Manager at or before the next succeeding meeting. Each Manager shall be presumed to have assented to such minutes unless his objection thereto shall be made to the Secretary at or within two days after such succeeding meeting.

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5.7   Certain Powers of Managers. Without limiting the generality of Section
5.1, the Board of Managers (as a whole) shall have power and authority (and no individual Manager shall alone have such power and authority; provided that this shall not prevent a person who is both a Manager and an officer from acting as an officer hereunder), after due action, on behalf of the Company:

(a) to acquire real property from any Person as the Managers may determine, whether or not such Person is directly or indirectly affiliated or connected with any Manager or Member;

(b) to borrow money for the Company on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Managers, or to the extent permitted herein, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers;

(c) to purchase liability and other insurance to protect the Company's property and business;

(d) to hold and own Company real and personal properties in the name of the Company;

(e)  to invest Company funds;

(f) to execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments, bills of sale; leases; and any other instruments or documents necessary to the business of the Company;

(g) to employ accountants, legal counsel, agents or other experts to perform services for the Company;

(h) to enter into any and all other agreements on behalf of the Company, in such forms as the Managers may approve;


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(i)  to appoint such agents, officers and delegees as may be necessary or appropriate to the conduct of the business; and

(j) to do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

5.8 Managers Have No Exclusive Duty to Company. A Manager shall not be required to manage the Company as his or her sole and exclusive function and he or she may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company, a Member nor any other Manager shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Manager or in the income or proceeds derived therefrom. Managers shall receive no compensation for their services as Managers.

5.9 Bank Accounts. The Board of Managers may from time to time authorize the opening of bank accounts in the name and on behalf of the Company and the Managers shall determine who shall have the signatory power over such accounts.

5.10 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company and the other Managers of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

5.11 Removal. Subject to the requirements of the Membership Interest Agreement, all or any lesser number of Managers may be removed at any time, with or without cause, by the Members owning a Majority Interest. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

5.12 Vacancies. Subject to the requirements of the Membership Interest Agreement, any vacancy occurring for any reason in the number of Managers of the Company may be filled by the Members owning a Majority Interest. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the Members at a meeting of Members called for that purpose or by the Members' unanimous written consent. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and qualified or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of the Board of Managers shall hold office until his successor shall be elected and qualified, or until his earlier death, resignation or removal.

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                                  ARTICLE VI
                                   OFFICERS

6.1   Officers of the Company.   The Company shall have officers consisting of
a chairman, a president, a treasurer and a secretary, and such vice presidents, assistant vice presidents, assistant treasurers, assistant secretaries or other officers or agents as may be elected and appointed by the Board of Managers. Any two or more offices may be held by the same person. The officers shall act in the name of the Company and shall supervise its operation under the direction and management of the Board of Managers, as further described below.

6.2 Election and Term of Office. The officers of the Company shall be elected annually by the Board of Managers. Vacancies may be filled or new offices created and filled at any meeting of the Board of Managers. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

6.3 Removal. Any officer or agent may be removed by the Board of Managers whenever in their judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

6.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Managers for the unexpired portion of the term.

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6.5   Chairman.  If there shall be a chairman, he or she shall be elected from among the Managers, shall preside at all meetings of the Members and of the Board or provided herein, and shall have such other powers and duties as from time to time may be prescribed by the Board. Stephen Kozel shall be the initial Chairman of the Company and if Stephen Kozel ceases to serve as Chairman, Kim Fogarty shall serve as Chairman of the Company and if Kim
Fogarty ceases to serve as Chairman, Thomas Kozel shall serve as Chairman of the Company. Such Chairman, as the case may be, shall serve as such until his or her successor is elected by a majority of the Board of Managers of the Company.

6.6 President. The president shall be the chief executive officer of the Company and shall be in general and active charge of the entire business and all the affairs of the Company and shall have the powers and perform the duties incident to that position, including the power to bind the Company in accordance with this Section 6.6. He or she shall have such other powers and perform such duties as are specified in this Operating Agreement and as may from time to time be assigned to him or her by the Board of Managers of the Company.

The president shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Managers of the Company are carried into effect. The president may execute bonds, mortgages and other contracts (whenever requiring a seal, under the seal of the Company), except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Managers of the Company to some other officer or agent of the Company. The president shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Company, and such decision as to any matter affecting the Company shall be final and binding as between the officers of the Company subject only to the Board of Managers of the Company.

Notwithstanding the foregoing or the provisions of Section 5.7 hereof, without the prior consent and authorization of the Board of Managers, neither the president nor any other officer of the Company have the power or authority to, and none of them shall, enter into any of the following transactions:

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(i)    the sale, purchase or lease of any capital assets for an aggregate amount in excess of $100,000;

(ii) the sale or purchase of any fixed assets, business or product line for an aggregate amount in excess of $100,000;

(iii) any other contract, including a sales contract, supply contract or employment agreement, for an aggregate amount in excess of $100,000; and

(iv) the incurrence of indebtedness for borrowed money by the Company or the pledging or permitting of any liens on the assets of the Company in connection therewith, for an amount in excess of $100,000.

Stephen Kozel shall be the initial President of the Company and if Stephen Kozel ceases to serve as President, Kim Fogarty shall serve as President of the Company and if Kim Fogarty ceases to serve as President , Thomas Kozel shall serve as President of the Company. Such President, as the case may be, shall serve as such until his or her successor is elected by a majority of the Board of Managers of the Company.

6.7 The Vice Presidents. In the absence of (or at the request of) the chairman, president or in the event of his or her inability or refusal to act, a vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to him by the chairman, president or by the Board of Managers of the Company. Kim Fogarty shall serve as a Vice-President of the Company and Thomas Kozel shall serve as a Vice-President of the Company and shall serve as such until their successors are elected by a majority of the Board of Managers of the Company.

6.8 The Treasurer. The treasurer may be the chief financial officer of the Company. The treasurer shall not be required to give a bond for the faithful discharge of his or her duties. He or she shall: (i) have charge and custody of and be responsible for all funds and securities of the Company; (ii) be charged with primary responsibility for dealing with National Securities Exchanges or other exchanges in which the Company may hold a membership or on which the Company may trade; (iii) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected by the Board of Managers of the Company; and
(iv) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Managers of the Company.

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
6.9 The Secretary. The secretary shall: (a) keep the minutes of the Board of Managers' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law; (c) be custodian of Company records; (d) keep a register of the post office address of each Member which shall be furnished to the secretary by such Member; (e) sign with the chairman, the president or a vice president (as designated by the chairman), any certificates for Membership Interests, the issue of which shall have been authorized by resolution of the Board of Managers; (f) certify the resolutions of the Board of Managers and other documents to the Company as true and correct thereof; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman, president, a vice president (as designated by the chairman) or by the Members of the Company. Kim Fogarty shall be the initial Secretary of the Company and shall serve as such until her successor is elected by a majority of the Board of Managers of the Company.

6.10 Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall respectively, if required by the Board of Managers of the Company, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Managers of the Company shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chairman, the president or the Board of Managers of the Company. Each officer of the Company by virtue of his or her office shall be an Assistant Secretary.

6.11 Salaries. The salaries and other compensation of the officers and other employees of the Company shall be fixed from time to time by the Board of Managers, and no officer or employee shall be prevented from receiving such salary by reason of the fact that he is also a Manager or Member of the Company.

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6.12  Delegation of Duties.  The Board of Managers may in its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.


                                 ARTICLE VII
                             MEETINGS OF MEMBERS

7.1 Meetings. Meetings of the Members, for any purpose or purposes, may be called by any Member or Members owning at least twenty-five percent (25%) of the aggregate Percentage Interests in the Company or by any Manager.

7.2 Place of Meetings. The Members may designate any place, either within or outside the State of California, as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal place of business of the Company.

7.3 Notice of Meeting. Except as provided in Section 7.4, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Member or Members calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage thereon prepaid.

7.4 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other Purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

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
7.5 Quorum. Members owning a Majority Interest, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Percentage Interests whose absence would cause less than a quorum.

7.6 Manner of Acting. If a quorum is present, the affirmative vote of Members owning a Majority Interest present in person or represented by proxy shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the California Act, by the
Articles or by this Operating Agreement.    Any Member may participate in a
meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by means of such equipment shall constitute presence in person at such meeting.

7.7 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy.

7.8 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

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
7.9 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.


                                 ARTICLE VIII
                             STANDARD OF CARE AND
             INDEMNIFICATION OF MANAGERS, OFFICERS AND EMPLOYEES

8.1 Standard of Care. No Manager or officer shall be liable to any Member or to the Company by reason of the actions of such person in the conduct of the business of the Company except for fraud, gross negligence or willful misconduct, and if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

8.2 Indemnification of Managers, Officers and Employees. The Company shall, to the fullest extent to which it is empowered to do so by the California Act or any other applicable law, indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Manager, officer or employee of the Company, against losses, damages, expenses (including attorneys' fees), judgments, fines and amounts reasonably incurred by him in connection with such action, suit or proceeding.


                                  ARTICLE IX
                      RIGHTS AND OBLIGATIONS OF MEMBERS

9.1   Limitation of Liability.
A Member will not be personally liable to creditors of the Company for any debts, obligations, liabilities or losses of the Company, whether arising in contract, tort or otherwise, beyond such Member's Capital Contributions.

9.2 List of Members. Upon written request of any Member, the Managers shall provide a list showing the names, addresses and Membership Interests of all Members.

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
9.3 Company Books. In accordance with Section 11.8 herein, the Board of Managers shall maintain and preserve, during the term of the Company, all accounts, books and other relevant Company documents. Upon reasonable written request, each Member and his duly authorized representative shall have the right, during ordinary business hours as reasonably determined by the Board of Managers, to inspect and copy such Company documents (at the requesting Member's expense) which the Managers, in their discretion, deem appropriate for any purpose reasonably related to the requesting Member's Membership Interest.

9.4   Priority and Return of Capital.  Except as may be expressly provided in
Article XI, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section shall not apply to the repayment by the Company of loans (as distinguished from Capital Contributions) which a Member has made to the Company.

9.5 Resignation. No Member shall have the right to voluntarily resign as a Member of the Company prior to the dissolution and winding up of the Company, except that upon the Closing of the Call under Section 9.03 of the Membership Interest Agreement, ONE COLOR COMMUNICATIONS , INC. shall have the right to resign as a Member. Any resignation other than in such connection (a "Resignation") by a Member shall constitute a breach of this Operating Agreement and subject the Member submitting such Resignation to damages for breach of this Operating Agreement by such Member.


                                  ARTICLE X
              CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

10.1 Initial Capital Contributions. Each Member shall contribute such amount set forth on Exhibit A as its Initial Capital Contribution.

If a Member fails to make the Initial Capital Contribution specified in this section within 15 days after the effective date of this Agreement, that Member's entire Membership Interest shall terminate, and that Member shall indemnify and hold the Company and the other Members harmless from any loss, cost, or expense, including reasonable attorneys' fees, caused by the failure to make the Initial Capital Contribution.

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
10.2  Additional Capital Contributions.    If capital is needed for growth of
the Company, the Board of Managers may by unanimous vote: 1) require equal Additional Capital Contributions from the Members; 2) seek equal loans by the Members to the Company; and/or 3) seek third party loans.

10.3  Capital Accounts.

(a) A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (l) the amount of money contributed by the Member to the Company; (2) the fair market value of property contributed by the Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (3) allocations of Net Profits and Net Losses; and (4) allocations to such Member of income described in Section 705(a)( 1)(B) of the Code. Each Member's Capital Account will be decreased by
(1) the amount of money distributed to the Member by the Company; (2) the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Member of expenditures described in Section 705(a)(2)(b) of the Code; and (4) allocations to the account of such Member losses and deductions as set forth in such Treasury Regulations, taking into account adjustments to reflect book value.

(b) In the event of a permitted sale or exchange of a Membership Interest in the Company pursuant to Article XII hereof, the Capital Account of the Transferring Member shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Treasury Regulations l.704-1(b)(2)(iv).

(c) The manner in which Capital Accounts are to be maintained pursuant to this Section 10.3 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If the Company determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 10.3 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 10.3, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members as set forth in this Operating Agreement.

(d) Except as otherwise required in the California Act (and subject to Sections 10.1 and 10.2), no Member shall have any liability to restore all or any deficit balance in such Member's Capital Account.

(e) A Member shall not be entitled to withdraw any part of the Member's Capital Contribution or to receive any distributions, whether of money or property, from the Company except as provided in this Agreement.


                                  ARTICLE XI
                ALLOCATIONS, INCOME TAX, ELECTIONS AND REPORTS

11.1 Allocations of Net Profits and Net Losses. The Net Profits and Net Losses of the Company shall be allocated as follows:

(a) Net Profit. The Net Profits for a fiscal year or other period of the Company shall be allocated to the Members in Accordance with their respective Membership Interests.

(b) Net Losses. The Net Losses, if any, for a fiscal year or other period of the Company shall be allocated in the Members in accordance with their respective Membership Interests.

11.2 Special Allocations to Capital Accounts. Notwithstanding Section 11.1 hereof:

(a)  No allocations of loss, deduction and/or expenditures described in
Section 705(a)(2)(B) of the Code shall be charged to the Capital Account of any Member if such allocation would cause such Member to have a Deficit Capital Account. The amount of the loss, deduction and/or Section 705(a)(2)(B) of the Code expenditure which would have caused a Member to have a Deficit Capital Account shall instead be charged to the Capital Account of any Members which would not have a Deficit Capital Account as a result of the allocation, in proportion to their respective Capital Contributions, or, if no such Members exist, then to the Members in accordance with their interests in Company Net Profits pursuant to Section 11.1.

(b) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations 1.704-1
(b)(2)(ii) (d) (4), (5) or (6) which create or increase a Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 11.2(b) be interpreted to comply with the alternate test for economic effect set forth in Treasury Regulations 1.704-1 (b)(2)(ii)
(d).

(c) In the event any Member would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that such Member is obligated to restore to the Company under Treasury Regulations
 1.704-1(b)(2)(ii)(c) and such Member's share of minimum gain as defined in Treasury Regulations l.704-2(g)(l) (which is also treated as an obligation to restore in accordance with Treasury Regulations l.704-1(b)(2)(ii)(d)), the Capital Account of such Member shall be specially credited with items of Membership income (including gross income) and gain in the amount of such excess as quickly as possible.

(d) Notwithstanding any other provision of this Section 11.2, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulations
 1.704-2(d) during a taxable year of the Company, then, the Capital Account of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section 11.2(d) is intended to comply with the minimum gain chargeback requirement of Treasury Regulations 1.704-2 and shall be interpreted consistently therewith.

(e) Items of Company loss, deduction and expenditures described in Section 705(a)(2)(B) of the Code which are attributable to any nonrecourse debt of the Company and are characterized as partner nonrecourse deductions under Treasury Regulations l .704-2(i) shall be allocated to the Members' Capital Accounts in accordance with Treasury Regulations l.704-2(i).

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
(f) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Treasury Regulations 1.704-2(b)), such deductions shall be allocated to the Members in accordance with, and as part of, the allocations of Company profit or loss for such period.

(g) In accordance with Section 704 (c) of the Code, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

(h) Pursuant to Section 704(c)(1)(B) of the Code, if any contributed property is distributed by the Company other than to the contributing Member within five (5) years of being contributed, then, except as provided in Section 704(c)(2) of the Code, the contributing Member shall be treated as recognizing gain or loss from the sale of such property in an amount equal to the gain or loss that would have been allocated to such Member under Section 704(c)(1)(A) of the Code if the property had been sold at its fair market value at the time of the distribution.

(i) In connection with a Capital Contribution of money or other property (other than a de minimis amount) by a new or existing Member, or in connection with the liquidation of the Company, the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property (including intangible assets) in accordance with Treasury Regulations 1.704-1(b)(2)(iv)(f). If, under Treasury Regulations 1.704-1(b)(2)(iv)(f), Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members' in a manner that takes account of the variation between the adjusted tax basis of such property and its book value, in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' shares of tax items under Section 704(c) of the Code.

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
(j) Any credit or charge to the Capital Accounts of the Members pursuant to Sections 11.1(b), (c), and/or (d) hereof shall be taken into account in computing subsequent allocations of profits and losses pursuant to
Section 11.1, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 11.1 and 11.2 shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article XI if the special allocations required by Sections 11.2(b), (c) and/or (d) had not occurred.

11.3 Distributions. Interim distributions and liquidating distributions shall be made as follows:

(a) Subject to Section 17254 of the California Act, the Board of Managers shall cause the Company to make quarterly distributions of fifty percent (50%) of the estimated annual earnings for the Company to the Members to be divided equally. In addition, the Managers may unanimously vote on interim distributions of Distributable Cash or other property at such time and for such amounts as determined by the Managers. All interim distributions of Distributable Cash or other property shall be made in proportion to the Members' respective Membership Interests.

(b) Upon liquidation of the Company, after settling accounts of creditors in the order described in Section 14.3, liquidating distributions will be made in accordance with the Members' positive Capital Account balances after taking into account all Capital Account adjustments of the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid within 60 days of the end of the taxable year of liquidation (or, if later, within ninety (90) days after the date of the liquidation).

(c)  If a Member resigns under Section 9.5, the Company shall, subject to
Section 11.3(d), pay to the withdrawing Member any positive balance in the withdrawing Member's Capital Account within ninety (90) days from the date of the Resignation. The remaining Members shall have the right in their sole discretion at any time within sixty (60) days of the Resignation to determine all Net Profits and Net Losses of the Company as of the date of such determination and to make appropriate credits and debits to the Members' Capital Accounts. The Capital Account of the withdrawing Member as of the date of determination shall be conclusively deemed to be the fair value of all his Membership Interest and the payment provided for in this Section 11.3(c) shall be the full and only consideration for the redemption of the withdrawing Member's Membership Interest.

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
(d) The Company may offset damages for breach of this Operating Agreement by a Member whose interest is liquidated (either upon the Resignation of the Member or the liquidation of the Company but not in the case of a Call under the Membership Interest Agreement) against the amount otherwise distributable to such Member pursuant to this Section in addition to any remedies otherwise available under applicable law.

(e) A Member has no right to demand and receive any distribution in a form other than cash.

11.4 Accounting Principles. The Company's financial statements shall be prepared and its profits and losses shall be determined in accordance with generally accepted accounting principles applied on a consistent basis under the accrual method of accounting.

11.5 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on his Capital Contribution or a return of his Capital Contribution.

11.6 Loans to Company. Nothing in this Operating Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

11.7  Accounting Period.  The Company's accounting period shall be the Fiscal
Year.

11.8 Records and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

(a) A current list of the full name and last known business residence, or mailing address of each Member;

(b) A copy of the Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

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
(c) Copies of the Company's financial statements and income tax returns and reports, if any, for the three most recent years; and

(d)  Copies of the Company's currently effective written Operating Agreement.

11.9 Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year.
All elections permitted to be made by the Company under federal or state laws shall be made by the Managers in their sole discretion.

In recognition of the fact that the Company expects to be treated as a partnership for federal income tax purposes, the Members agree to treat their Membership Interests as partnership interests for U.S. federal and state income tax reporting purposes.

11.10 Tax Matters Partner. Oakland National Engraving Company, Inc. shall be designated the "Tax Matters Partner" (as defined in Section 6231 of the Code), and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings.


                                 ARTICLE XII
                       RESTRICTIONS ON TRANSFERABILITY

12.1 Restriction on Transfer of Membership Interests. During the term of this Agreement, no Member shall sell, give, pledge, assign or otherwise dispose of any or all of his Membership Interests to any other person or entity except in accordance with the terms hereof.

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
12.2  Voluntary Sales.

(a) If a Member has received a bona fide written offer stated in terms of cash or cash equivalents from a prospective purchaser of any or all of his Membership Interests (herein referred to as the "Offered Membership Interests"), before accepting such offer, such Member (herein referred to as the "Offering Member") shall offer such Membership Interests in writing to the Company at the price and on the other terms and conditions contained in such offer; provided, however, that the Company shall not be required to meet any non-monetary terms of the offer, including without limitation delivery of other securities in exchange for the Offered Membership Interests. The notice given by the Offering Member shall contain a complete copy of the offer received by him from the bona fide offeror. If the Offering Member is Mattone, Mattone shall also give notice to KC offering to purchase all of KC's Membership Interest for an amount which is the greater of the Call Purchase Price under the Asset Purchase and Membership Interest Agreement or the amount of the bona fide written offer whichever is greater. If KC accepts such offer the purchase shall occur as set forth for a Call sale in Article IX of the Asset Purchase and Membership Interest Agreement.

(b) The Company shall have the right, within thirty (30) days after receipt of such notice, to notify the Offering Member of its election to purchase. In such notice, the Company shall also fix a closing date not more than thirty
(30) days after the date of its notice of election to purchase.

(c) Should the Company not desire to purchase the Membership Interests offered, the Company shall promptly communicate the offer for the remaining interests to the other Members who shall have thirty (30) days from the date of such notice within which to notify the Offering Member and the Company of their respective elections to purchase. The other Members shall have the option of purchasing the Membership Interests at the same price and terms as the Company. The closing date of any purchase hereunder by such other Members shall be not more than thirty (30) days after the date of their notice of election to purchase. Any Membership Interests purchased by the other Members shall be purchased in proportion to their holdings. That is, the number of Offered Membership Interests that each other Member shall be entitled to purchase hereunder shall be determined by multiplying the total Offered Membership Interests by a fraction, the numerator of which shall be the number of Membership Interests then owned by the purchasing Member (or which the purchasing Member shall have the right to acquire by reason of a then pending offer to purchase) and the denominator of which shall be the number of Membership Interests then owned by all purchasing Members then participating in such offer.

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
(d) Unless the Company and the other Members agree to purchase the Offered Membership Interests pursuant to the terms hereof, their right to purchase said interests shall terminate and the Offering Member shall be free for a period of ninety (90) days to sell the Offered Membership Interests to the third person at the same price and on the same terms set forth in the Offering Member's notice of intended sale. Any person who acquires such Membership Interests shall automatically be bound by the terms of this Agreement (including the Call provisions set forth in the Membership Interest Agreement) and shall be required to join in and execute and deliver a copy of this Agreement as an additional Member party. If the Membership Interests are not sold by the Offering Member within the ninety (90) day period, all rights to transfer the Membership Interests free of the foregoing restrictions shall terminate.

12.3  Sale of Membership Interests Upon Death, Bankruptcy, Dissolution.

(a) Following the death, bankruptcy, winding up, dissolution or reorganization of a Member, the Company and the remaining Members shall have the option to purchase all of the Membership Interests held by that Member on the date of his death/bankruptcy or dissolution, and the estate or successors in interest of that Member shall be obligated to sell all of its said interests all on terms herein provided if the Company or the remaining Members exercise their respective options hereunder.

(b) The Company shall have the right, within thirty days after receipt of notice of the death, bankruptcy or dissolution of a Member, to notify the estate or successor of such Member of its election to purchase. In such notice, the Company shall also fix a Closing Date not more than thirty days
(30) after the date of its notice of election to purchase.

(c) Should the Company not desire to purchase the Membership Interests of that Member, the Company shall promptly communicate the same to the other Members who shall have thirty (30) days from the date of such notice within which to notify the estate or successor of the such Member and the Company of their respective elections to purchase all of such interests. The other Members shall have the option of purchasing interests at the same price and terms as the Company. The closing date of any purchase hereunder by such other Members shall not be more than thirty (30) days after the date of their notice of election to purchase. Any Membership Interests purchased by the other Members shall be purchased in proportion to their holdings, calculated in the manner set forth in Section 12.2(c) hereof.

(d) The price to be paid for the purchased Membership Interest under this Paragraph shall be the Applicable Percentage of Total Equity Value (as defined in the Membership Interests Agreement). The representative of the estate or successor of such Member shall cooperate with the Company and the remaining Members to effectuate the purposes of this Agreement. All purchases shall be paid for all in cash at the Closing Date.

12.4 Effectiveness of Transfer. Any sale or gift of any of a Member's Membership Interest in the Company will take effect on the first day following receipt by the Members of written notice that all of the requirements of the above Sections have been met.

12.5 Vote on Transfer. Neither the Member whose interest is subject to purchase under this Article, nor such Member's Affiliate, shall participate in any vote or discussion of any matter pertaining to the disposition of the Member's Membership Interest in the Company under this Agreement.


                                 ARTICLE XIII
                              ADDITIONAL MEMBERS

13.1 Admission of New Members. From the date of the formation of the Company, any Person or Entity acceptable to the Members by their unanimous vote thereof may become a Member in the Company by the issuance by the Company of a Membership Interest for such consideration as the members by their unanimous vote shall determine, or by being a permitted transferee of an existing Membership Interest in accordance with Article XII.

13.2 Allocations to New Members. No new Members shall be entitled to any retroactive allocation of any item of income, gain, loss, deduction or credit of the Company. The Managers may, at their option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of items of income, gain, loss, deduction or credit to a new Member for that portion of the Company's tax year in which a new Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                                 ARTICLE XIV
                         DISSOLUTION AND TERMINATION

14.1  Dissolution.

(a) The Company shall be dissolved upon the occurrence of any of the following events, and only such events:

(i) when the period fixed for the duration of the Company shall expire pursuant to Section 2.5 hereof;

(ii)   by the unanimous written agreement of all Members;

(iii) the entry of a decree of judicial dissolution under Section 17351 of the California Act;

(iv)   administrative dissolution under Section 17350  of the California Act;
or
(v)    upon bankruptcy of a Member.

(b)Dissolution of the Company shall be effective on the day on which an event described above occurs, but the Company shall not terminate until Articles of Dissolution shall be filed with the Secretary of State of the State of California and the assets of the Company are distributed as provided in
Section 14.4 below. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members shall continue to be governed by this Operating Agreement.

14.2 Winding Up. The Members who have not wrongfully dissolved the Company may wind up the Company's affairs, but a Court, upon cause shown, may wind up the Company's affairs upon application of any Member or his legal representative, and in connection therewith, may appoint a liquidating trustee.

14.3  Distribution of Assets Upon Winding Up.
On the dissolution of the Company, the Company shall engage in no further business other than that necessary to wind up the business and affairs of the Company. The Managers who have not wrongfully dissolved the Company, or, if there is no such Manager, the Members, shall wind up the affairs of the Company. The Delegates winding up the affairs of the Company shall give Notice of the commencement of winding up by mail to all known creditors and claimants against the Company whose addresses appear in the records of the Company. After paying or adequately providing for the payment of all known debts of the Company (except debts owing to Members), the remaining assets of the Company shall be distributed or applied in the following order:

(a)  To pay the expenses of liquidation.

(b) To the establishment of reasonable reserves by the Delegates for contingent liabilities or obligations of the Company. Upon the Delegate's determination that such reserves are no longer necessary, said reserves shall be distributed as provided in this Section.

(c) To repay outstanding loans to Members. If there are insufficient funds to pay such loans in full, each Member shall be repaid in the ratio that the Member's loan, together with interest accrued and unpaid thereon, bears to the total of all such loans from Members, including all interest accrued and unpaid thereon. Such repayment shall first be credited to unpaid principal and the remainder shall be credited to accrued and unpaid interest.

(d)  Among the Members with Positive Capital Account Balances.

Each Member shall look solely to the assets of the Company for the return of the Member's investment, and if the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the investment of each Member, such Member shall have no recourse against any other Members for indemnification, contribution, or reimbursement, except as specifically provided in this Agreement.

14.4 Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, articles of dissolution shall be executed by one or more authorized persons, which articles of dissolution shall set forth the information required by the California Act. Articles of dissolution shall be filed with the California Secretary of State to accomplish the cancellation of the Articles of the Company upon the dissolution and completion of the winding up of the Company.

                                  ARTICLE XV
                           MISCELLANEOUS PROVISIONS

15.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be in writing and shall be deemed to have been given when actually received. Any such notice, demand or communication may be given by mail, express package service, telex or telefax and shall be addressed to Member at the addresses shown in Article IV, and/or to the Company at its principal office or to such other address as a party may from time to time designate by notice to the other parties.

15.2 Application of California Law. This Operating Agreement, and the application of interpretation hereof, shall be subject to and is governed exclusively by its terms and by the laws of the State of California, and specifically the California Act.

15.3 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that he or she may have to maintain any action for partition with respect to the property of the Company.

15.4 Amendment. This Operating Agreement may be amended at any time in writing by the unanimous vote of the Members.

15.5 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

15.6 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

15.7 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

15.8 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from registered effect of an original violation.

15.9 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

15.10 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

15.11 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

15.12 No Third Party Beneficiaries. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any third party who is not a party to this Operating Agreement.

15.13 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15.14  Dispute Resolution

(a) General. Any disputes arising under this Agreement between the Company and any Member or between any Members shall be resolved through the procedures specified in this Section 15.14. The resolution of any disputes under this
Section 15.14 (whether through the negotiation, mediation or arbitration procedures specified herein) shall be final and binding upon the parties to such dispute, and specifically enforceable under applicable law by a court of competent jurisdiction. The procedures set forth in this Section 15.14 shall be initiated by the delivery of a written notice by the Company or a Member to the other party or parties to the dispute stating that the claiming party has a claim against the other party or parties, describing in reasonable detail the nature and amount of such claim and the basis thereof.

(b) Negotiation. Prior to the submission of any dispute to the mediation or arbitration procedures specified in subsections (c) or (d) of Section 15.14, the parties to the dispute shall make every effort in good faith to resolve such dispute by mutual agreement within thirty (30) days following the initiation of the procedures set forth in Section 15.14 (the date on which such thirty days expires, or any extension of such period as the parties to the dispute may mutually agree to in writing, is hereby called the "Claim Resolution Deadline Date").

(c) Mediation Procedures. If the parties to the dispute have not resolved such dispute pursuant to the procedures set forth in subsection (b) of the
Section 15.14 by the Claim Resolution Deadline Date, then the mediation procedures provided in this subsection (c) shall apply. Within thirty (30) days after the Claim Resolution Deadline Date, the parties to the dispute shall jointly appoint an independent and impartial mediator ("Mediator"). The Mediator shall establish the procedures designed to facilitate the mediation of such dispute, shall meet the representatives of the parties to the dispute and take other appropriate actions to facilitate a negotiated or other voluntary resolution of such dispute. If the parties have not resolved the dispute within thirty (30) days after the appointment of the Mediator or such later date as to which they mutually agree in writing (the "Mediation Deadline Date"), then the arbitration procedures specified in subsection (d) shall apply.

(d) Arbitration. If the parties to the dispute have not resolved the dispute by the Mediation Deadline Date, the parties to the dispute shall jointly select an independent and impartial arbitrator (the "Arbitrator"). The Arbitrator shall have such expertise as the parties to the dispute agree is relevant. The Arbitrator may be removed only by unanimous action of the parties to the dispute. If the parties to the dispute are unable to agree upon the selection of the Arbitrator within thirty (30) days after the Mediation Deadline Date or such later date as to which they mutually agree in writing, application shall be made to the American Arbitration Association in Oakland, California ("AAA"), for the selection and appointment of the Arbitrator. The arbitration proceeding shall be conducted in accordance with the then-current rules of the AAA for arbitration of business disputes, to the extent that such rules are not inconsistent with Section 15.14. The Arbitrator may modify the procedures set forth in such rules from time to time with the prior approval of the parties to the dispute. The place of such arbitration shall be Oakland, California, or such other location agreed to by the parties to the dispute. The arbitration proceedings shall be concluded within one hundred eighty (180) days of the appointment of the Arbitrator or such later date as the parties to the dispute mutually agree in writing. Within thirty (30) days of the conclusion of the arbitration proceedings, the Arbitrator shall present to the parties to the dispute a written statement of the determination regarding the dispute. Failure to submit a position by any party to the dispute shall be deemed an acceptance by such party of the other party's position, and shall constitute a final, binding and specifically enforceable decision against such party.

(e) Costs and Expenses. The fees and expenses of the Mediator and/or Arbitrator shall be shared equally by each party to the dispute. Except as otherwise provided in the proceeding sentence, if any action at law or in equity is brought to enforce or interpret the provisions of this Agreement or any other agreement or instrument provided for herein, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees, to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs of suit as ordered by the court or by applicable law or court rules. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

(f) Confidentiality. Any dispute resolution proceeding (including without limitation any mediation proceeding) held pursuant to Section 15.14 shall not be public. In addition, except as may be required by law, each party to the dispute, their respective representatives, the Mediator and the Arbitrator shall strictly maintain the confidentiality of all issues, disputes, arguments, positions, interpretations, awards, determinations, enclosures, exhibits, summaries, compilations, studies, analyses, notes, documents, statements, schedules and other similar items associated therewith.

15.15  Investment Representations.  The undersigned Members understand
(i) that the Membership Interests issued pursuant to this Operating Agreement have not been registered under the Securities Act of 1933 or any state securities laws (the "Securities Acts") because the Company is issuing these Membership Interests in reliance upon the exemptions from the registrations requirements of the Securities Acts providing for issuance of securities not involving a public offering, (ii) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment, and (iii) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

Accordingly, each Member hereby confirms to the Company that such Member is acquiring a Membership Interest for such own Member's account, for investment and not with a view to the resale or distribution thereof without complying with an exemption for registrations under the Securities Acts. Each Member agrees not to transfer, sell or offer or sale any of portion of the Membership Interest unless there is an effective registration or other qualification relating thereto under the Securities Acts or unless the holder of the Membership Interest delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such Securities Acts is not required in connection with such transfer, offer or sale. Each Member understands that the Company is under no obligation to register the Membership Interests or to assist such Member in complying with any exemption from registration under the Securities Acts if such Member should at a later date wish to dispose of the Membership Interest. Furthermore, each Member realizes that the Membership Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission.

Prior to acquiring a Membership Interest, each Member has made an investigation of the Company and its business and the Company has made available to each such Member all information with respect thereto which such Member needed to make an informed decision to acquire a Membership Interest. Each Member considers himself to be a person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's investment in a Membership Interest.

15.16 Execution of Notes, Checks, Contracts and Other Instruments. Subject to Section 6.6 hereof, all notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees and all evidences of indebtedness of the Company whatsoever, and all deeds, mortgages, contracts and other instruments requiring execution by the Company, may be signed by the President, any Vice President or the Treasurer, and authority to sign any of the foregoing, which may be general or confined to specific instances, may be conferred by the Board of Managers upon any other person or persons. Any person having authority to sign on behalf of the Company may delegate, from time to time, by instrument in writing, all or any part of such authority may be general or confined to specific instances. Facsimile signatures on checks may be used if authorized by the Board of Managers.

IN WITNESS WHEREOF, the parties hereto have caused their signatures, or have caused the signatures of their duly authorized representatives, to be set forth below on the day and year first above written.


                                               MATTONE HOLDING CORP.



                                            By:
                                               ------------------------------
                                           Its:
                                               ------------------------------



                                               KOZEL CORPORATION


                                            By:
                                               ------------------------------
                                               Stephen Kozel, President

                                  EXHIBIT A

                              MEMBERSHIP
                           INTEREST IN THE  DESCRIPTION OF INITIAL
MEMBER / ADDRESSES            COMPANY (%)   CAPITAL CONTRIBUTIONS
------------------         ---------------  ----------------------
Mattone Holding Corp.            50%         Certain of the assets and
c/o Matthews International                   liabilities of KC purchased
    Corporation                              pursuant to and as described
Two NorthShore Center                        in the Membership Interest
Pittsburgh, PA  15212                        Agreement, but not including
Attention:  President                        any contingent liabilities of KC

Kozel Corporation                50%         Certain of the assets and
1001 42nd Street                             liabilities of KC as described
Oakland, CA  94608                           in the Membership Interest
                                             Agreement, but not including
                                             any contingent liabilities of KC